Exhibit 10.2
AMENDMENT TO EARNOUT AGREEMENT

    This is an amendment agreement (this “Agreement”) dated June 22, 2023, amending the Earnout Agreement dated as of February 17, 2021 (the “Earnout Agreement”) by and between LEN X, LLC, a Florida limited liability company, and Sunnova Energy International Inc., a Delaware corporation, as follows:
1.Section 2.1(c) of the Earnout Agreement is amended to change the phrase “Within ten (10) days after the end of each Yearly Earnout Period, . . .” to “Within forty-five (45) days after the end of each Yearly Earnout Period, . . . ”

2.The amendment in Section 1 of this Agreement will apply to all Yearly Earnout Periods, including Yearly Earnout Periods that ended before the execution of this Agreement.
3.Except as set forth in this Agreement, the Earnout Agreement will remain in full force and effect as originally executed.
4.This Agreement, and all claims, disputes, controversies or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision that would permit or require the application of the laws of a jurisdiction other than the State of Delaware.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed as of the date first written above.

                    SUNNOVA ENERGY INTERNATIONAL, INC.

                    By:    /s/ Robert Lane
                    Name: Robert Lane
                    Title: EVP, Chief Financial Officer

                    LEN X, LLC

                    By:    /s/ Scott Rednor
                    Name: Scott Rednor
                    Title: Vice President